SHEP TECHNOLOGIES INC.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)

(Unaudited, Prepared by Management)

SEPTEMBER 30, 2003

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Balance Sheets
(Expressed in United States Dollars)
As at September 30, 2003
(Unaudited, Prepared by Management)

September 30, 2003 (Unaudited) ___________	December 31, 2002 ___________

ASSETS

Current
    Cash and cash equivalents
    Funds held in trust
    GST, VAT and other receivables
    Inventory
    Prepaid expenses

    Total current assets

Capital assets (note 4)
Intangible assets (note 5)

Total assets

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
    Accounts payable and accrued liabilities
    Accounts payable and accrued liabilities - related parties (note 9)
    Loans payable (note 6)

    Total current liabilities

Stockholders' equity (deficiency)
    Capital stock (note 7)
        Authorized
            100,000,000 common shares, without par value
        Issued
            24,718,956 common shares (2002 - 21,637,280)
    Additional paid-in capital
    Cumulative translation adjustment
    Deficit accumulated during the development stage

    Total stockholders' equity (deficiency)

Total liabilities and stockholders' equity (deficiency)

$ 575,802 141,636 37,132 188,768 150,485 1,093,823 30,595 - $ 1,124,418 $ 519,308 129,201 100,000 748,509 24,719 4,669,695 (32,499) (4,286,006) 375,909 $ 1,124,418	$ 4,253 - 20,725 202,015 98,649 325,642 84,154 87,124 $ 496,920 $ 364,162 169,618 60,000 593,780 21,637 1,777,861 (33,743) (1,862,615) (96,860) $ 496,920

Going Concern (note 2) On Behalf of the Board: "Malcolm P. Burke " Director	"Tracy A. Moore " Director

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Expressed in United States Dollars)
For the Period Ended September 30, 2003
(Unaudited, Prepared by Management)
Cumulative From Inception on January 6, 2000 to September 30, 2003	Three Months Ended		Nine Months Ended
	September 30, September 30, 2003 2002		September 30, September 30, 2003 2002

SALES

COST OF GOODS SOLD

Gross profit (LOSS)

EXPENSES
   Depreciation and amortization
   Research and development
   Research and development - related parties     Selling, general and administrative - (note 10)
   Selling, general & admin-related parties (notes 8,10)

   Loss from operations

OTHER INCOME (EXPENSE)
   Interest income
   Interest expense

Loss for the period

Basic and diluted loss per share
Weighted average number of shares of
common stock outstanding

$ 405,517 185,093 220,424 188,588 634,739 165,779 1,845,908 1,668,672 4,503,683 (4,283,259) 3,103 (5,850) (2,747) $ (4,286,006)	$ - - - 109,421 280,316 - 296,906 179,830 866,473 (866,473) 2 (2,000) (1,998) $ (868,471) $ (0.04) 24,351,899	$ - - - 3,643 - - 60,699 47,991 112,333 (112,333) - - - (112,333) $ (0.01) 11,821,861	$ - - - 144,158 400,609 - 795,877 1,077,109 2,417,753 (2,417,753) 211 (5,850) (5,639) $(2,423,392) $ (0.11) 22,948,518	$ 22,432 16,798 5,634 10,435 - - 488,350 128,999 627,784 (622,150) 1,011 - 1,011 $ (621,139) $ (0.06) 9,738,492

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Expressed in United States Dollars)
For the Period Ended September 30, 2003
(Unaudited, Prepared by Management)
Cumulative From Inception on January 6, 2000 to September 30, 2003	Three Months Ended		Nine Months Ended
	September 30, September 30, 2003 2002		September 30, September 30, 2003 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period
  Adjustment to reconcile loss to net cash used in operating   activities:
     Depreciation and amortization
     Stock-based compensation
  Changes in non-cash working capital items:
     Funds placed in trust
     Increase in GST and VAT recoverable
     Decrease (increase) in inventories
     Increase in prepaid expenses
     Increase (decrease) in accounts payable

  Net cash used in operating activities

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash acquired on purchase of subsidiaries
  Acquisition of capital assets
  Acquisition of patents and designs

  Net cash used in investing activities

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital stock issued for cash
  Cash acquired on recapitalization and acquisitions
  Advances to SHEP Limited prior to recapitalization
  Related party advances
  Proceeds from loan payable

  Net cash provided by financing activities

  Effect of exchange rate changes on cash

Change in cash and cash equivalents for the period

Cash and equivalents, beginning of period

Cash and cash equivalents, end of period

Cash paid during the period for:
  Interest expense
  Income taxes

$ (4,286,006)

188,588
880,000

(141,636)
(34,692)
(173,128)
(144,626)
       420,251

  (3,291,249)

-
(121,027)
       (80,321)

     (201,348)

2,781,948
382,586
452,439
494,900
      100,000

   4,104,373

       (35,974)

575,802

               -

$     575,802

$               -
$               -

	$ (868,471) 109,421 80,000 (141,636) (16,059) (93) (43,852) 181,573 (699,117) - - - - 792,500 - - - - 792,500 (27,992) 65,391 510,411 $ 575,802 $ - $ -	$ (112,333) 3,643 - - (64,628) (150,115) - (84,488) (407,921) 381,922 (53,183) (80,321) 248,418 - - 448,068 10,983 - 459,051 5,618 305,166 4,260 $ 309,426 $ - $ -	$ (2,423,392) 144,158 794,000 (141,636) (16,407) 13,247 (51,836) 114,729 (1,567,137) - - - - 2,098,416 - - 10,983 40,000 2,138,416 (270) 571,549 4,253 $ 575,802 $ - $ -	$ (621,139) 10,435 - - (68,909) (182,303) - 84,072 (777,844) 381,980 (59,677) (80,321) 241,982 - - 453,045 342,033 - 795,078 5,618 264,834 44,592 $ 309,426 $ - $ -

The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
For the Period Ended September 30, 2003
(Unaudited, Prepared by Management)

1.   Basis of Presentation

The accompanying unaudited consolidated financial statements do not include all information and footnote disclosures required for an annual set of financial statements under United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2003 and for all periods presented, have been included. Interim results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

The unaudited consolidated balance sheets, statements of operations and statements of cash flows include the accounts of the
Company, a Yukon Territory corporation and its direct and indirect wholly-owned subsidiaries: SHEP Limited, an Isle of Man corporation; SHEP Technology, Inc., a Maine corporation; SHEP Technologies, Inc., a Delaware corporation; and SHEP
Technologies (UK) Limited, an English corporation. These financial statements have been prepared in accordance with United
States generally accepted accounting principles for interim financial information. The accounting principles used in these financial statements are those used in the preparation of the Company's audited financial statements for the year ended
December 31, 2002.

These financial statements should be read in conjunction with the audited annual financial statements and notes thereto, as included in the Company's annual report for the fiscal year ended December 31, 2002. These consolidated financial statements also comply, in all material respects, with Canadian generally accepted accounting principles with respect to recognition, measurement and presentation.

2.   Going Concern

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the
United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have been funded primarily by the issuance of capital stock and debt. Continued operations of the Company are dependent on the Company's ability to complete additional equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity and debt financings. Such financings may not be available or may not be available on reasonable terms.
	September 30, 2003 __________	December 31, 2002 ___________
Deficit accumulated during the development stage Working capital (deficiency)	$(4,286,006) $ 345,314	$ (1,862,615) $ (268,138)

3.   Stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.

The Company has chosen to account for stock-based compensation for employees, directors and officers using Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, compensation cost for relevant stock options issued in the period is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the consensus in Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than
Employees for Acquiring or in Conjunction with Selling, Goods or Services".

The following table illustrates the effect on loss and loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based compensation for employee, directors and officers.
From Inception on January 6, 2000 to September 30, 2003	Three Months Ended		Nine Months Ended
	September 30, September 30, 2003 2002		September 30, September 30, 2003 2002

Loss, as reported

Add:

Total stock-based employee compensation expense included in loss, as reported determined under APB 25, net of related tax effects

Deduct:

Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects

Pro-forma loss

Loss per common share, basic and diluted

$(4,286,006) 845,500 (815,000) $(4,255,506)	$ (868,471) 80,000 (45,000) $ (833,471) $ (0.04)	$ (112,333) - - $ (112,333) $ (0.01)	$(2,423,392) 759,500 (60,000) $(1,723,892) $ (0.11)	$ (621,139) - - $ (621,139) $ (0.06)
Loss per common share, basic and diluted, pro-forma	$ (0.04)	$ (0.01)	$ (0.08)	$ (0.06)

4.   Capital Assets

	September 30, 2003			December 31, 2002
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Plant and equipment	$ 135,673	$ 105,078	$ 30,595	$ 131,254	$ 47,100	$ 84,154

5.    Intangible Assets

	September 30, 2003			December 31, 2002
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Patents pending	$ 90,513	$ 90,513	$ -	$ 87,124	$ -	$ 87,124

Although management believes the Company will be able to generate revenues from its intangible assets, there is uncertainty regarding future revenues due to the fact that this is a new business with a developing technology and there are currently no comparable businesses in the intended market segments for which any reliable predictions for future revenue generation can be based. Therefore, due to these uncertainties related to expected future undiscounted cash flows, the Company recorded an impairment loss during the quarter ended September 30, 2003 of $84,946 by recording a charge to amortization to reduce the net book value to zero.

6.   Loans Payable

Loans payable consist of two loans, one for $60,000 and one for $40,000, both bearing interest at 8% per annum, unsecured and due on the earlier of January 31, 2004 or on the date the Company receives debt or equity financing of at least $1,000,000.
Interest in the amount of $5,850 has been accrued at September 30, 2003.

7.   Capital Stock

Common stock

The common stock of the Company is all of the same class, is voting and entitle stockholders to receive dividends. In the event of a liquidation, dissolution or winding up, the common stockholders are entitled, on a prorate basis to receive equal distributions of net assets and any dividends which may be declared.

On February 28, 2003, the Company completed a private placement consisting of 245,667 units at a price of $0.75 per unit for proceeds of $184,250. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year.

On April 3, 2003, the Company completed a private placement consisting of 588,235 units at a price of $0.85 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of one year. The Company incurred $65,000 of share issuance costs associated with the private placement.

On May 23, 2003, the Company completed a private placement consisting of 438,597 units at a price of $0.57 per unit for gross proceeds of $250,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of two years. The Company incurred $32,500 of share issuance costs associated with the private placement.

On June 4, 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per share for a total of $34,500 in consulting expenses.

On June 11, 2003, the Company completed a private placement consisting of 614,036 units at a price of $0.57 per unit for gross proceeds of $350,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.25 per share for a period of two years. The Company incurred $45,000 of share issuance costs associated with the private placement.

On June 24, 2003, the Company received proceeds of $166,666 for the exercise of 133,333 warrants at a price of $1.25 per share.

On June 24, 2003, an officer and director of the Company exercised 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and the exercise price was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

On July 15, 2003, the Company completed a private placement consisting of 384,615 units at a price of $1.30 per unit for gross proceeds of $500,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of $1.50 per share for a period of one year. The Company incurred $62,500 of share issuance costs associated with the private placement.

On September 8, 2003, the Company completed a private placement consisting of 400,000 units at a price of $1.00 per unit for gross proceeds of $400,000. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant whereby each whole warrant entitles the holder to acquire one additional share of common stock at a price of
$1.25 per share for a period of one year. The Company incurred $45,000 of share issuance costs associated with the private placement.

Warrants

As of September 30, 2003, the following warrants are outstanding:

     a)   511,333 warrants exercisable at a price of $1.25 per share expiring March 12, 2004
           (extended 6 months during the quarter, from September 12, 2003 to March 12, 2004).
     b)   122,834 warrants exercisable at a price of $1.25 per share expiring February 28, 2004.
     c)   294,118 warrants exercisable at a price of $1.25 per share expiring April 3, 2004.
     d)   219,299 warrants exercisable at a price of $1.25 per share expiring May 23, 2005.
     e)   307,018 warrants exercisable at a price of $1.25 per share expiring June 11, 2005.
     f)   192,308 warrants exercisable at a price of $1.50 per share expiring July 15, 2004.
     g)   200,000 warrants exercisable at a price of $1.25 per share expiring September 7, 2004.

Stock Options

On October 8, 2002, the Company adopted a stock incentive plan (the "2002 Stock Plan") to provide incentives to employees, directors and consultants. At the Company's annual general meeting, held November 22, 2002, the Company's shareholders approved the 2002 Stock Plan which provides for the issuance of up to 2,200,000 options of common stock with the maximum term of ten years. The board of directors has the exclusive power over the granting of options and their vesting provisions.

As of September 30, 2003, the Company had granted 1,875,000 options to employees, directors and consultants. The options have six-year terms, an exercise price of $1.00 per share and vest in varying amounts at the discretion of the board of directors.
The fair value of the options granted in the nine months ended September 30, 2003 was $0.91 per share based on the Black-
Scholes option-pricing model. The fair value of options granted to consultants and non-directors of the Company recognized during the nine months ended September 30, 2003 was $32,000 which has been recorded as consulting fees in the period.

On June 24, 2003, an officer and director of the Company exercised 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and the exercise price was $1.00 per share, resulting in an issuance of 227,192 shares and stock-based compensation expense of $647,500.

A summary of the 2002 Stock Plan activity during the nine months ended September 30, 2003, with comparative figures for
2002, is as follows:

2003			2002
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Options outstanding at January 1 Granted Exercised Forfeited Options outstanding at September 30 Options exercisable at September 30	1,000,000 875,000 (350,000) - 1,525,000 ________ 1,166,666	$ 1.00 $ 1.00 $ 1.00 - $ 1.00 _____ $ 1.00	- - - - - ____ -	$ - $ - $ - $ - $ - _____ $ -

A summary of stock options outstanding at September 30, 2003 is as follows:
	Outstanding Options			Exercisable Options
Exercise Price ___________________________	Number ___________	Weighted Average Remaining Contractual Life ___________	Weighted Average Exercise Price ___________	Number ___________	Weighted Average Exercise Price __________
$1.00	1,525,000	5.3 years	$ 1.00	1,166,666	$ 1.00

The Company uses the Black-Scholes option-pricing model to compute estimated fair value, based on the following assumptions:
Risk-free interest rate Dividend yield rate Price volatility Weighted average expected life of options	4.5% - % 125.7% 6 years

8.   Related Party Transactions

The Company entered into the following transactions with related parties during the period ended September 30, 2003:

     a)   Paid or accrued project management fees of $67,500 (2002 - $52,894), rent of $ Nil (2002 - $10,057), and office and general costs of $ Nil (2002 - $34,948) to a significant stockholder and former legal parent of SHEP Limited.
     b   Paid or accrued project management fees of $104,550 (2002 - $63,295) and office rent of $ Nil (2002 - $7,615) to a significant stockholder and founder of the SHEP system.
     c)  Paid or accrued management fees of $29,250 (2002 - $Nil), consulting fees of $45,000 (2002 - $Nil), and shared office costs of $22,535 (2002 - $12,425) to a company controlled by an officer and director of the Company.
     d)  Paid or accrued management fees of $26,000 (2002 - $ Nil ), corporate finance fees of $87,259 (2002 - $10,000), and general consulting fees of $22,829 (2002 - $ Nil ) to a company controlled by an officer and director of the Company.
     e)   Paid or accrued management fee of $24,750 (2002 - $Nil) to a director of the Company.
     f)   Paid or accrued administration fees included in general and office expenses of $25,450 (2002 - $3,750) to a company controlled by a director of the Company.
     g)  On June 24, 2003, an officer and director of the Company exercised 350,000 fully vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and the exercise prices was $1.00 per share, resulting in an issuance of 227,193 shares of common stock and a related stock-based compensation expense of $647,500.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

9.   Accounts payable - related parties, as at September 30, 2003
	September 30, 2003	December 31, 2002
Marshalsea Hydraulics Limited Ifield Technology Ltd. Balco Holdings Inc. MCSI Consulting Services Inc. Primary Ventures Corp. Clive Bowen	$ 64,140 34,788 3,799 17,925 3,098 5,451	$ 47,508 72,314 2,257 30,039 17,500 -

	$ 129,201	$ 169,618

10.   Selling, General and Administrative
	Cumulative Amounts From Inception on January 6, 2000 to September 30, 2003	Three Months Ended		Nine Months Ended
		September 30, September 30, 2003 2002		September 30, September 30, 2003 2002

EXPENSES
   Advertising and promotion
   Business development
   Contractor and consulting fees
   Investor relations
   Management fees
   Office and general
   Professional fees
   Rent
   Salaries and benefits
   Stock-based compensation
   Travel and related

	$ 42,252 40,047 337,088 335,397 656,899 198,878 400,271 61,111 304,591 845,500 289,546	$ 2,393 40,047 34,219 24,360 113,023 (6,704) 133,579 5,773 25,778 80,000 24,268	$ 42,980 - - - - - 65,710 - - - -	$ 17,241 40,047 222,972 139,873 235,139 66,034 231,217 18,408 74,128 759,500 68,427	$ 42,980 - 248,425 - - 114,471 77,052 - 134,421 - -

Total expenses	$ 3,514,580	$ 476,736	$ 108,690	$ 1,872,986	$ 617,349

Financial Statement Presentation:

	Cumulative Amounts From Inception on January 6, 2000 to September 30, 2003	Three Months Ended		Nine Months Ended
		September 30, September 30, 2003 2002		September 30, September 30, 2003 2002
EXPENSES Incurred with non-related parties Incurred with related parties	$ 1,845,908 1,668,672	$ 296,906 179,830	$ 60,699 47,991	$ 795,877 1,077,109	$ 488,350 128,999

Total expenses	$ 3,514,580	$ 476,736	$ 108,690	$ 1,872,986	$ 617,349

11.    SEGMENTED INFORMATION

         The Company operates in one business segment being the development of stored hydraulic energy propulsion technology.
         The Company's operations are conducted primarily in three geographic segments being the United Kingdom ("UK"), the
         United States of America ("USA") and Canada. No sales were generated during the nine months ended September 30,
         2003 whereas sales during the comparable period in fiscal 2002 totaled $22,432, all to one customer.

	Three Months Ended		Nine Months Ended
	September 30, September 30, 2003 2002		September 30, September 30, 2003 2002
Sales Canada UK USA Depreciation Canada UK USA Income (loss) Canada UK USA Total assets Canada UK USA	$ - - - $ - $ - 109,171 250 $ 109,421 $ (287,263) (513,254) (67,954) $ (868,471)	$ - - - $ - $ - 3,643 - $ 3,643 $ - (4,574) (107,759) $(112,333)	$ - - - $ - $ - 143,408 750 $ 144,158 $(1,407,183) (921,391) (94,818) $(2,423,392) $ 500,595 605,688 18,135 $ 1,124,418	$ - - 22,432 $ 22,432 $ - 10,435 - $ 10,435 $ - (358,165) (262,974) $ (621,139) $ - 418,490 261,210 $ 779,700

12.    SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         Significant non-cash transactions for the period ended September 30, 2003 consisted of:

         On June 4, 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per share for a total of $34,500 in consulting expenses.

         On June 24, 2003, an officer and director of the Company exercised 350,000 vested stock options in a cashless exercise.
         The stock was trading at a price of $2.85 per share, and the exercise price was $1.00 per share, resulting in an issuance of
         227,192 shares and stock-based compensation expense of $647,500.